UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

☐	Fee paid previously with preliminary materials.

YOUR VOTE IS ESSENTIAL – VOTE YOUR SHARES TODAY! Dear Fellow Shareholder: Your vote is important to the success of our annual shareholders meeting, which will be on November 28, 2023. On behalf of the CNL Healthcare Properties, Inc. management and board of directors, I encourage you to vote your shares today. Your participation is needed to approve the proposals outlined in the proxy materials. Every vote counts. If sufficient votes are not cast in advance of our meeting, it may be necessary to adjourn and reschedule, incurring additional costs. If you have any questions or need assistance submitting your proxy to vote your shares, please dial 1-855-928-4482. Thank you for your support. Stephen Mauldin CEO & President THREE WAYS TO VOTE ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PHONE WITHOUT A PROXY CARD Call 1-855-928-4482 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 to vote using the automated system. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. Proxy Questions? Call 1-855-928-4482